2019 Second Quarter Earnings Webcast July 24, 2019

Presenting Today Forward Looking Statements During the course of this presentation, there will be forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking Bob Rowe, statements often address our expected future business President & CEO and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” The information in this presentation is based upon our current expectations as of the date of this document unless otherwise noted. Our actual future business and financial performance may differ materially and adversely from our expectations expressed in any forward-looking statements. We undertake no obligation to revise or publicly update our forward-looking statements or this presentation for any reason. Although our expectations and beliefs are based on reasonable Brian Bird, assumptions, actual results may differ materially. The Chief Financial Officer factors that may affect our results are listed in certain of our press releases and disclosed in the Company’s 10-K and 10-Q along with other public filings with the SEC. 2

Second Quarter Highlights • Net income for the quarter increased $3.9 million, or 8.9%, as Madison Dam compared to the same period in 2018. This increase was primarily due to an income tax benefit in 2019 and a reduction in revenue in 2018 due to impacts of the Tax Cuts and Jobs Act for customer refunds. These improvements were largely offset by lower gross margin, due to the adjustment of a Qualifying Facility liability and mild spring weather, and higher operating expenses. • Diluted earnings per share increased $0.07, or 8.0%, as compared to the same period in 2018. • In May 2019, we reached a settlement with all parties who filed comprehensive revenue requirement, cost allocation and rate design testimony in our Montana electric rate case. If the Montana Public Service Commission (MPSC) approves the settlement, it will result in an annual increase to electric revenue of approximately $6.5 million (based upon a 9.65% return on equity and rate base and capital structure as filed) and an annual decrease in depreciation expense of approximately $9 million. • The Board of Directors declared a quarterly dividend of $0.575 per share payable September 30th to shareholders of record as of September 13th, 2019. 3

Summary Financial Results (Second Quarter) (1) 4 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Gross Margin (Second Quarter) (dollars in millions) Three Months Ended June 30, 2019 2018 Variance Electric $ 177.0 $ 190.1 ($ 13.1) (6.9%) Natural Gas 38.0 39.5 (1.5) (3.8%) Total Gross Margin (1) $ 215.0 $ 229.6 ($ 14.6) (6.4%) Decrease in gross margin due to the following factors: ($20.9) Electric Qualifying Facilities (QF) liability adjustment (1.6) Electric transmission (0.5) Electric residential and commercial retail volumes (0.5) Montana natural gas rates 6.2 Tax Cuts and Jobs Act impact 4.6 Montana electric supply cost recovery 1.2 Montana electric rates, consistent with proposed settlement and subject to refund 0.8 Natural gas retail volumes (3.3) Other ($14.0) Change in Gross Margin Impacting Net Income ($1.7) Operating expenses recovered in trackers (0.1) Production tax credits flowed-through trackers 1.2 Property taxes recovered in trackers ($0.6) Change in Gross Margin Offset Within Net Income ($14.6) Decrease in Gross Margin 5 (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure See appendix for additional disclosure.

Weather (Second Quarter) We estimate unfavorable weather in Q2 2019 resulted in a $0.3M pretax detriment as compared to normal and $1.1M pretax benefit as compared to Q2 2018. 6

Operating Expenses (Second Quarter) (dollars in millions) Three Months Ended June 30, 2019 2018 Variance Operating, general & admin. $ 80.8 $ 73.8 $ 7.0 9.5% Property and other taxes 44.3 43.0 1.3 3.0% Depreciation and depletion 41.0 43.5 (2.5) (5.7%) Operating Expenses $ 166.1 $ 160.3 $ 5.8 3.6% Increase in operating, general & admin expense due to the following factors: $3.0 Generation maintenance expense 1.9 Hazard trees 1.6 Employee benefits 0.7 Labor 0.7 Legal costs 3.3 Other $11.2 Change in OG&A Items Impacting Net Income ($1.8) Pension and other postretirement benefits (1.7) Operating expenses recovered in trackers (0.7) Non-employee directors deferred compensation ($4.2) Change in OG&A Items Offset Within Net Income $7.0 Increase in Operating, General & Administrative Expenses $1.3 million increase in property and other taxes due primarily to plant additions and higher annual estimated property valuations in Montana. $2.5 million decrease in depreciation expense primarily due to the depreciation 7 adjustment consistent with the proposed settlement in our Montana electric rate case.

Operating to Net Income (Second Quarter) (dollars in millions) Three Months Ended June 30, 2019 2018 Variance Operating Income $ 48.8 $ 69.2 $ (20.4) (29.5%) Interest Expense (23.5) (23.2) (0.3) (1.3%) Other Income 0.1 0.9 (0.8) (88.9%) Income Before Taxes 25.5 46.9 (21.4) (45.6%) Income Tax Benefit / (Expense) 22.2 (3.1) 25.3 816.1% Net Income $ 47.7 $ 43.8 $ 3.9 8.9% $0.3 million increase in interest expenses was primarily due to higher borrowings. $0.9 million decrease in other income was due to a decrease in the value of deferred shares held in trust for non-employee directors deferred compensation and a decrease in pension expense, both of which are offset in operating, general and administrative expense with no impact to net income. These decreases were partly offset by higher capitalization of Allowance for Funds Used During Construction (AFUDC). $25.3 million decrease in income tax expense due primarily to the release of approximately $23.2 million of unrecognized tax benefits, including $2.7 million of accrued interest and penalties, due to the lapse of statutes of limitations in the second quarter of 2019 as well as lower pre-tax income. 8

Income Tax Reconciliation (Second Quarter) 9

Balance Sheet 10

Cash Flow Cash from operating activities decreased by ~$103M primarily due to the under collection of supply costs from customers in 2019 as compared with an over collection in 2018 resulting in ~$39M in reduction of working capital, credits to Montana customers during the current period related to the Tax Cuts and Jobs Act of ~$20.5M, transmission generation interconnection refunds in the current period compared with deposits in the prior period decreasing working capital by ~$18.8M and the receipt of insurance proceeds of ~%6.1M during the first quarter of 2018. 11

Adjusted Non-GAAP Earnings (Second Quarter) The adjusted non-GAAP measures presented in the table are being shown to reflect significant items that are non-recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Due to our expectations regarding remeasurement of our Qualifying Facilities (QF) liability, we no longer reflect this adjustment as a non-GAAP measure. Absent a QF liability adjustment, our 2018 Adjusted Non-GAAP Diluted EPS would have been $0.89 and $2.00 for the three and six months ended June 30, 2018, respectively. The 2019 QF 12 adjustment, as noted in our gross margin discussion herein, was $6.3 million ($3.3 million liability reduction plus $3.0 million lower actual output and pricing).

Looking Forward Regulatory • Reached settlement with major intervenors in our Montana electric rate case with increase to revenues of $6.5 million, based upon a 9.65% return on equity, and decrease of depreciation expense of $9.0 million. We expect a final order from the $3.30$3.30-$3.45-$3.50 MPSC during the fourth quarter of 2019. $3.10 - $3.30 $2.60$3.20 - $2.75-$3.40 • In May 2019, we submitted a filing with FERC for our MT transmission assets. In June 2019, the FERC issued an order accepting our filing, granting interim rates (effective July 1 and subject to refund), establishing settlement procedures and terminating our related Tax Cuts and Jobs Act filing. A settlement judge has been appointed and we expect the first settlement conference to take place in early August. Legislative • The 2019 Montana legislature revised the electricity cost recovery statute to prohibit a deadband, and to require 100% recovery of Qualifying facility purchases and 90%/ customer/ 10% shareholder sharing of costs above or below a baseline. Continue to Invest in our T&D infrastructure • Comprehensive infrastructure program to ensure safety, capacity and reliability. • Natural gas pipeline investment (SAFE PIPES Act, Integrity Verification Process and Pipeline & Hazardous Materials Safety Administration proposed regulations). • Grid modernization, advanced distribution management system and advanced metering infrastructure investment Plans to join Western Energy Imbalance Market (EIM) • Real-time energy market could mean lower cost of energy for Montana customers, more efficient use of renewables and greater power grid reliability. Cost Control Efforts • Continue to monitor costs, including labor, benefits and property tax valuations. 13

NWE Energy Supply Resource Plans South Dakota Electricity Supply Resource Plan Ryan Dam Upgrade • Published fall of 2018, the plan focuses on modernization of our fleet to improve reliability and flexibility, maintain compliance in Southwest Power Pool, and lowering operating costs. The plan identifies 90MWs of existing generation that should be retired and replaced over the next 10 years. • On April 15, 2019, we issued a request for proposals for 60 MW of flexible capacity resources to begin serving South Dakota customers by the end of 2021. Responses are due in July 2019, with evaluation of the proposals and outcome determined by the end of 2019. Montana Electricity Supply Resource Plan • Draft plan was filed in early March 2019 and expected to be finalized by third quarter 2019. • The plan supports the goal of developing resources that will address the changing energy landscape in Montana to meet our customers’ electric energy needs in a reliable and affordable manner. • We are currently 630 MW short of our peak needs, which we procure in the market. We forecast that our energy portfolio will be 725 MW short by 2025 with a modest increase in customer demand. • We expect to solicit competitive all-source proposals in late 2019 for peaking capacity available by end of 2022. We expect the process will be repeated in subsequent years to provide a resource-adequate energy and capacity portfolio by 2025. The all-source capacity additions discussed above are subject to a competitive solicitation process administered by independent evaluators. As a result, we have not included the necessary capital investment in our current five year capital forecast. These additions 14 could increase our capital spending in excess of $200 million over the next five years.

Capital Investment Forecast $1.6 billion of total capital investment over five years We anticipate funding the expenditures with a combination of cash flows (aided by NOLs available into 2020) and long-term debt issuances. Significant capital investments that are not in the above projections or further negative regulatory actions could necessitate additional equity funding. Continued investment in our system to serve our customers and communities is expected to provide a targeted long term 6-9% total return to our investors through a combination of earnings growth and dividend yield. However, negative outcomes in upcoming regulatory proceedings Capital projections above do not include investment necessary to may result in near-term returns address capacity issues as identified in the South Dakota and below our 6-9% targeted range. pending* Montana Electricity Supply Resource Procurement Plans. *The draft plan was released early March with final plan to be filed in the third quarter 2019. 15

Conclusion Best Attractive Pure Strong Solid Utility Practices Future Electric & Earnings & Foundation Corporate Growth Gas Utility Cash Flows Governance Prospects 16

Appendix 17

Appendix

Montana Electric Rate Case

September 2018 Filing (Docket D2018.2.12)

- Filed based on 2017 test year and $2.34 billion of rate base.
- Requested $34.9 million annual increase to electric rates.
- On April 5, 2019, we filed rebuttal testimony that updated and lowered our requested increase to $30.7 million. This update responded to intervenor testimony and included certain known and measurable adjustments.
- Request includes a 10.65% return on equity, 4.26% cost of debt, 49.4% equity & 7.42% return on rate base[1]
- In March 2019, the MPSC issued an order approving an increase in rates of approximately $10.5 million on an interim and refundable basis effective April 1, 2019.

The filing also requests approval to:

- Capitalize Demand Side Management Costs;
- Establish a new baseline for PCCAM costs;
- Place Two Dot Wind in rate base; and
- Create new net metering customer class and rate for new residential private generation.

Update

- In May 2019, we reached a settlement with all parties who filed comprehensive revenue requirement, cost allocation, and rate design testimony in our Montana electric rate case. If the MPSC approves the settlement, it will result in an annual increase to electric revenue of approximately $6.5 million (based upon a 9.65% return on equity and rate base and capital structure as filed) and an annual decrease in depreciation expense of approximately $9 million.
- A comprehensive hearing was held in May 2019.

Next Steps

- Interveners response briefs are due July 31st.
- NorthWestern's reply brief is due August 28th.
- We expect a final order from the MPSC during the fourth quarter of 2019.
- As of June 30, 2019 we have recognized revenue of approximately $1.2 million, reduced depreciation expense by approximately $4.5 million, and have deferred revenue of approximately $0.8 million based on the proposed settlement.

NorthWestern Energy
Delivering a Bright Future

1. Except for Colstrip Unit 4 which has an lifetime ROR of 8.25% per D2008.6.69 (Order No. 6925f)

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Appendix Segment Results (Second Quarter) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 19 See appendix for additional disclosure.

Appendix Electric Segment (Second Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 20 See appendix for additional disclosure.

Appendix Natural Gas Segment (Second Quarter) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 21 See appendix for additional disclosure.

Appendix Summary Financial Results (Six Months Ended June 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 22 See appendix for additional disclosure.

Appendix Gross Margin (Six Months Ended June 30) (dollars in millions) Six Months Ended June 30, 2019 2018 Variance(1) Electric $ 373.0 $ 371.2 $ 1.8 0.5% Natural Gas 110.4 103.8 6.6 6.4% Total Gross Margin $ 483.4 $ 475.0 $ 8.4 1.8% Increase in gross margin due to the following factors: (1) Gross Margin, defined as $13.5 Tax Cuts and Jobs Act impact revenues less cost of sales, is a non-GAAP 8.7 Natural gas retail volumes Measure See appendix 5.0 Electric retail volumes for additional disclosure. 3.0 Montana electric supply cost recovery 1.2 Montana electric rates, consistent with proposed settlement & subject to refund (20.9) Electric QF liability adjustment (2.3) Electric transmission (2.2) Montana natural gas rates 0.1 Other $6.1 Change in Gross Margin Impacting Net Income $2.9 Property taxes recovered in trackers 0.3 Production tax credits flowed-through trackers (0.5) Operating expenses recovered in trackers $2.3 Change in Gross Margin Offset Within Net Income $8.4 Increase in Gross Margin 23

Appendix Weather (Six Months Ended June 30) We estimate favorable weather through the first 6 months of 2019 has contributed approximately $13.7M pretax benefit as compared to normal and $10.3M pretax 24 benefit as compared to the same period in 2018.

Appendix Operating Expenses (Six Months Ended June 30) (dollars in millions) Six Months Ended June 30, 2019 2018 Variance Operating, general & admin. $ 161.9 $ 148.2 $ 13.7 9.2% Property and other taxes 89.1 85.9 3.2 3.7% Depreciation and depletion 86.6 87.3 (0.7) (0.8%) Operating Expenses $ 337.6 $ 321.4 $ 16.2 5.0% Increase in Operating, general & admin expense due to the following factors: $3.3 Generation maintenance costs 2.8 Hazard trees 2.5 Employee benefits 1.1 Labor 1.0 Legal costs 4.3 Other $15.0 Change in OG&A Items Impacting Net Income ($3.6) Pension and other postretirement benefits (0.9) Operating expense recovered in trackers 3.2 Non-employee directors deferred compensation ($1.3) Change in OG&A Items Offset Within Net Income $13.7 Increase in Operating, General & Administrative Expenses $3.2 million increase in property and other taxes due primarily to plant additions and higher annual estimated property valuations in Montana. $0.7 million decrease in depreciation expense primarily due to the depreciation 25 adjustment consistent with the proposed settlement in our Montana electric rate case..

Appendix Operating to Net Income (Six Months Ended June 30) (dollars in millions) Six Months Ended June 30, 2019 2018 Variance Operating Income $ 145.8 $ 153.7 $ (7.9) (5.1%) Interest Expense (47.3) (46.2) (1.1) (2.4%) Other Income / (Expense) 1.3 (0.3) 1.6 533.3% Income Before Taxes 99.8 107.3 (7.5) (7.0%) Income Tax Benefit / (Expense) 20.7 (5.0) 25.7 514.0% Net Income $ 120.5 $ 102.3 $ 18.2 17.8% $1.1 million increase in interest expenses was primarily due to higher borrowings. $1.6 million improvement in other income was due to higher capitalization of AFUDC. In addition, a $3.2 million increase in the value of deferred shares held in trust for non-employee directors deferred compensation was offset by a $3.6 million decrease in other pension expense, both of which are offset in operating, general, and administrative expense with no impact to net income. $25.7 million decrease in income tax expense. The income tax benefit for 2019 reflects the release of approximately $22.8 million of unrecognized tax benefits, including approximately $2.7 million of accrued interest and penalties, due to the lapse of statutes of limitation in the second quarter of 2019. Our effective tax rate for the six months ended June 30, 2019 was negative 20.7% as compared with 4.7% for the same period of 2018. We expect our 2019 effective tax rate to 26 range between negative 7 and negative 12%.

Appendix Income Tax Reconciliation (Six Months Ended June 30) 27

Appendix Adjusted Non-GAAP Earnings (Six Months Ended June 30) The adjusted non- GAAP measures presented in the table are being shown to reflect significant items that were non- recurring or variance from normal weather, however they should not be considered a substitute for financial results and measures determined or calculated in accordance with GAAP. (1) As a result of the adoption of Accounting Standard Update 2017-07 in March 2018, pension and other employee benefit expense is now disaggregated on the GAAP income statement with portions now recorded in both OG&A expense and Other (Expense) Income lines. To facilitate better understanding of trends in year-over-year comparisons, the non-GAAP adjustment above re-aggregates the expense in OG&A - as it was historically presented prior to the ASU 2017-07 (with no impact to net income or earnings per share). (2) Due to our expectations regarding remeasurement of our Qualifying Facilities (QF) liability, we no longer reflect this adjustment as a non-GAAP measure. Absent a QF liability adjustment, our 2018 Adjusted Non-GAAP Diluted EPS would have been $0.89 and $2.00 for the three and six months ended June 30, 2018, respectively. The 2019 QF adjustment, 28 as noted in our gross margin discussion herein, was $6.3 million ($3.3 million liability reduction plus $3.0 million lower actual output and pricing).

Appendix Segment Results (Six Months Ended June 30) (1) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 29 See appendix for additional disclosure.

Appendix Electric Segment (Six Months Ended June 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 30 See appendix for additional disclosure.

Appendix Natural Gas Segment (Six Months Ended June 30) (1) (1) Gross Margin, defined as revenues less cost of sales, is a non-GAAP Measure. 31 See appendix for additional disclosure.

Appendix Qualified Facility Earnings Adjustment The gain in 2019 for our QF liability was $6.3 million in total, it was comprised of $3.3 million adjustment to the liability and $3.0 million lower actual costs over last 12 months (QF contract year). This $6.6 million benefit is $20.9 million less than the $27.2 million total benefit we recognized in Q2 last year. Due to our expectations regarding remeasurement of our QF liability, we no longer reflect this adjustment as a non-GAAP measure. Absent a QF liability adjustment, our 2018 Adjusted Non-GAAP Diluted EPS would have been $0.89 and $2.00 for the three and six months ended June 30, 2018, respectively. Our electric QF liability consists of unrecoverable costs associated with contracts covered under PURPA that are part of a 2002 stipulation with the MPSC and other parties. Risks / losses associated with these contracts are born by shareholders, not customers. Therefore, any mitigation of prior losses and / or benefits of liability reduction also accrue to shareholders. 32

Appendix Non-GAAP Financial Measures These materials include financial information prepared in accordance with GAAP, as well as other financial measures, such as Gross Margin and Adjusted Diluted EPS, that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company's financial performance, financial position or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. Gross Margin (Revenues less Cost of Sales) is a non-GAAP financial measure due to the exclusion of depreciation from the measure. Gross Margin is used by us to determine whether we are collecting the appropriate amount of energy costs from customers to allow recovery of operating costs. Adjusted Diluted EPS is another non-GAAP measure. The Company believes the presentation of Adjusted Diluted EPS is more representative of our normal earnings than the GAAP EPS due to the exclusion (or inclusion) of certain impacts that are not reflective of ongoing earnings. The presentation of these non-GAAP measures is intended to supplement investors' understanding of our financial performance and not to replace other GAAP measures as an indicator of actual operating performance. Our measures may not be comparable to other companies' similarly titled 33 measures.

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